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                                                                Exhibit 10.13(b)

                                 PROMISSORY NOTE

                                                               AMOUNT:
                                                          U.S. $ 300,000.00

Name of Debtor:      Mamdouh & Basem Philipco

Address of Debtor:   Nefertari Street
                     Luxor, Egypt

On or before October 1, 2004, we the Debtor shall pay to the order of the Creditor, Sonesta International Hotels Limited, whose address is c/o Sonesta International Hotels Corporation, 116 Huntington Avenue, Boston, Massachusetts, U.S.A., by virtue of this promissory note, the sum stated above, which is Three Hundred Thousand United States Dollars (U.S. $300,000.00), as we received such value in cash. Payment shall be made at the address of the Creditor and any dispute arising out of this promissory note shall be settled by the Cairo courts.

In the event that we do not make full and timely payment, the full outstanding amount shall automatically bear a delay interest of 7% (seven percent) annually, accruing from the due date until the date of full payment, without need for any notice, procedure, or protest.

The Creditor shall have the right to assign this promissory note at its discretion, without need for our consent. Our liability for the amount set forth in this promissory note shall be released only after the Creditor, or its assignee, endorses this promissory note to the effect that it has received payment in full and has delivered the original promissory note to us.

Made on January 8, 2004

Debtor:           Mamdouh & Basem Philipco

By:               /S/
                  -------------------------

Name:             Mamdouh Philippe Megalaa

Title:            President

I hereby jointly and severally guarantee the payment of the above-mentioned amount. The Creditor shall have the right to demand payment from me, on a several basis, without need for first demanding payment from the Debtor.

Made on January 8, 2004

Guarantor:        Mamdouh Philippe Megalaa

By:               /S/
                  ------------------------

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